                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement"), is entered into this 22nd day of October, 2001, by and between Majestic Star Casino, LLC ("Majestic") and Michael E. Kelly ("Kelly").

         WHEREAS, Majestic and Kelly desire to enter into this Agreement to assure Majestic of the exclusive services of Kelly and to set forth the terms and conditions of Kelly's employment with Majestic.

         NOW THEREFORE, in consideration of mutual promises and covenants set forth herein, Majestic and Kelly agree as follows:

         1. Duration. Majestic agrees to employ Kelly and Kelly accepts such employment in accordance with the terms of this agreement, effective October 22nd, 2001, for a term of three (3) years, unless this Agreement is otherwise terminated as set forth below in paragraph 2.

         2. Termination. This Agreement and all obligations hereunder (except the obligations contained in paragraph 5 hereof, which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

              (a) Expiration of Term. Unless sooner terminated as herein provided, this Agreement and Kelly's employment hereunder shall terminate upon the expiration of its term under Paragraph 1 hereof, provided that neither party has given the other sixty (60) days written notice of the intention to let the Agreement expire at that time, in which even neither Majestic nor Kelly shall have any further obligation or liability to each other. In the event neither party gives the other written notice of the intention to allow the agreement to expire at least sixty (60) days before the expiration date provided in Paragraph 1 hereof, the Agreement will automatically be extended for another twelve (12) months.

              (b) Death or Disability. If Kelly dies or becomes totally disabled during the term of this Agreement, this Agreement and Kelly's employment hereunder shall automatically terminate and neither Majestic or Kelly shall have any further liability or obligation to each other except that Majestic shall continue to provide Kelly his base compensation and benefits described and defined herein for the lesser of twelve additional months or the remainder of the Term of the Agreement. Total disability means Kelly has become physically or mentally incapacitated, disabled or otherwise unable to fully discharge his duties hereunder for a period of sixty (60) consecutive calendar days or for ninety (90) calendar days in any calendar year.

              (c) Without Cause. Notwithstanding any other provision of this Agreement, Majestic may terminate Kelly's employment and this Agreement without cause by giving Kelly written notice thereof. If Majestic gives notice under this provision, Kelly will be entitled to all compensation (including prorated annual bonus) earned as of the termination date, forgiveness of any balance remaining on his loan under Paragraph

         6(b)(ii) hereof, and severance equal to the base salary Kelly would have earned to the expiration of the term under Paragraph 1 hereof.

              A termination without cause includes a termination upon a change of control as defined herein. If Kelly is terminated upon a change of control as defined herein, in addition to the payments specified in the immediately preceding paragraph, Kelly is entitled to receive additional severance equal to twelve (12) months base salary.

              For purposes of this Agreement, "change in control" shall be deemed to have occurred if (i) any person (as defined in sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than (y) a trustee or other fiduciary holding securities under an employee benefit plan of Majestic acting in such capacity, or (z) a corporation owned, directly or indirectly, by the stockholders of Majestic in substantially the same proportions as their ownership of stock and voting power of Majestic, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Majestic representing 51% or more of the total voting power represented by Majestic's then outstanding Voting Securities (as defined below); (ii) there shall occur a change in the composition of a majority of the Board of Directors of Majestic within a two-year period, which change shall not have been approved by a majority of the persons then serving as directors who were also directors immediately prior to the commencement of such period; (iii) the stockholders of Majestic approve a merger or consolidation of Majestic with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Majestic outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 51% of the total voting power represented by the Voting Securities of Majestic or such surviving entity outstanding immediately after such merger or consolidation; or
         (iv) the stockholders of Majestic approve a plan of complete liquidation of Majestic or an agreement for the sale or disposition by Majestic (in one transaction or a series of transactions) of all or substantially all of Majestic's assets. For purposes of this Section 2(c), the term "Voting Securities" shall mean any securities having the right under normal circumstances to vote in an election of the board of directors.

              (d) For Cause. Majestic may terminate Kelly's employment for cause, and all of Kelly's rights to receive base salary, any bonus, any benefits, and severance hereunder shall immediately terminate therewith. For purposes of this Agreement, "for cause" means:

                   (i) Kelly's material breach of this Agreement, which is
              curable and not cured within thirty (30) days after written notice from Majestic specifying the breach.

                   (ii) Kelly's conviction by, or entry of a guilty plea or nolo contendre plea in a court of competent jurisdiction for any crime (other than non-alcohol or non-drug related traffic violations, or other minor offenses), which adversely affects Majestic's business, reputation or licenses, or which involves moral turpitude or which is punishable by imprisonment in the jurisdiction involved;

                   (iii) Kelly is determined by any gaming or other licensing authority, in any jurisdiction in which Majestic or any affiliate thereof holds or seeks a gaming or other license necessary to do business, to be unsuitable for licensing or if Majestic or one of its affiliates receives notification that Kelly's continued employment may jeopardize any of Majestic's gaming or other licenses;

                   (iv) Kelly's willful misconduct, such as an act of fraud or misrepresentation upon Majestic or any one of its affiliates, which materially and adversely affects Majestic or any of its affiliates; personal dishonesty; or breach of fiduciary duty to Majestic resulting in Kelly's personal profit.

                   (v) Kelly's personal dishonesty, or breach of fiduciary duty to Majestic resulting in Kelly's personal profit.

              (e) Non-Consummation of Purchase/Sale Agreement. This Agreement and Kelly's employment hereunder may be terminated or modified if the Purchase/Sale Agreement dated November 22, 2000, for the Fitzgerald assets, is not consummated.

         3. Services and Exclusivity of Services. So long as this Agreement continues in effect, Kelly shall devote his full business time, business energy, and business abilities exclusively to the business, affairs, and interests of Majestic. Kelly shall use his best efforts, with the highest degree of competence, integrity, and professional standards and qualities to promote Majestic's interest and shall perform services contemplated by this Agreement in accordance with Majestic's Policies and Procedures, and under the direction of Majestic.

         Without the prior express written authorization of Majestic, Kelly shall not, directly or indirectly, during the term of this Agreement; (i) render services to any other person or entity for compensation in any form; or (ii) engage in any activity competitive with or adverse to Majestic's business, whether alone, or as a partner, officer, director, employee, consultant, advisor, or investor of or in any other entity.

         4. Duties and Responsibilities. Majestic employs Kelly as Chief Operating Officer of such properties and facilities as Majestic assigns to Kelly. In connection with Kelly's employment by Majestic, Kelly will: (a) undertake the duties assigned by Majestic consistent with the position of Chief Operating Officer as assigned and directed by Majestic from time to time, and agrees to fulfill those duties and responsibilities in compliance with and in an efficient, trustworthy, and businesslike manner and in acknowledgment of this Agreement; (b) observe and comply with all directions given by Majestic and (c) comply, at all times, with all laws, including gaming laws and regulations, in every jurisdiction where Majestic or its affiliates operate.

         5. Confidentiality; Non-Disclosure; Non-Solicitation.

              (a) During the term of this Agreement and thereafter, Kelly shall not, directly or indirectly, disclose to any person or use for his own benefit or for the benefit of anyone else, other than in the performance of his duties hereunder during the term of this Agreement, any Confidential-Proprietary Information.

              Confidential-Proprietary Information is information, knowledge or data regarding the businesses and affairs of Majestic and its affiliates, which Kelly may develop or receive during the course of his employment, including financial data; marketing data, analysis or strategies; information regarding customers, suppliers or contractors, leases, or joint venture arrangements; business prospects, processes or plans; debt, equity or other capitalization matters, competition analyses, and all other information which Majestic considers to be confidential or proprietary, or which has any value, present or potential, from not being generally known to and not being readily ascertainable through proper means by other persons who can obtain any value from its disclosure or use. Confidential-Proprietary Information made public by Kelly in violation of this Agreement, nevertheless shall be deemed Confidential-Proprietary Information for purposes of this Agreement.

              (b) For a period of one (1) year after the termination of employment by Majestic, Kelly shall not (i) on behalf of Kelly or on behalf of any other individual, association or entity, call on any of Majestic's customers for the purpose of soliciting or inducing any of such customer to purchase, subscribe to, or otherwise engage the services or products provided by Majestic, (ii) in any, directly or indirectly, as agent or otherwise, in any other manner, solicit, influence or encourage such customers to take away or to divert or direct their business to Kelly or any other individual or entity by or which Kelly is employed, associated, affiliated or otherwise related; and (iii) directly or indirectly, as an agent or otherwise in any manner, recruit, hire, or otherwise assist in recruiting or hiring, any person who is or within the preceding twelve (12) months was, en employee of Majestic.

              (c) At the termination of Kelly's employment, or at any other time Majestic may request, Kelly shall promptly deliver to Majestic all property of Majestic and its affiliates, including without limitation, memoranda, notes, plans, records, reports, computers and computer tapes, software, and any other documents or data and all copies thereof embodying or containing or relating to the Confidential-Proprietary Information, work product or business of Majestic or its affiliates which Kelly may then possess or have under his control.

              (d) Kelly agrees that the provisions of this Section 5 survive termination of this Agreement, as reasonable and necessary for the protection of Majestic and its affiliates, and that Majestic and its affiliates will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Kelly agrees that, in addition to any other relief to which Majestic and its affiliates may be entitled in the form of actual or punitive damages, Majestic and its affiliates shall be entitled to injunctive relief from a court of competent jurisdiction (without posting a bond therefor) for the purpose of restraining Kelly from any actual or threatened breaches of such provisions.

              (e) Corporate Policies and Procedures. Majestic maintains and regularly updates corporate policies and procedures. Kelly acknowledges that prior to entering this Agreement, he has had an opportunity to review the policies and procedure and agrees to remain familiar with them throughout his employment, and to comply with all corporate policies, procedures and directives.

         6. Compensation and Benefits.

              (a) The following provisions are effective October 22, 2001:

                   (i) Majestic shall pay Kelly an annual base salary of Four
              Hundred Thousand Dollars ($400,000.00). The base salary shall be paid periodically in installments which coincide with Majestic's normal payroll cycle and is subject to customary payroll deductions, all in accordance with Majestic's usual payroll practices in effect from time to time. Kelly shall be eligible for an annual performance review and consideration of an increase to his salary at Majestic's sole discretion, in which event his increased salary shall become a term of this agreement.

                   (ii) Kelly and his eligible dependents shall be entitled to participate in Majestic's health insurance benefits, including medical, dental, vision, and prescription drug coverage, as customarily available through Majestic, which premiums shall be paid solely by Majestic.

                   (iii) Majestic shall provide to Kelly, during the years
              measured as November 1, 2001 through October 31, 2002, November 1, 2002 through October 31, 2003, and November 1, 2003 through October 31, 2004, reimbursement for any deductibles or copayments associated with the use of insurance coverage described in 6(a)(ii) above, upon presentation of evidence in the form of receipts satisfactory to Majestic's substantiating the claimed expenses, up to, but not in excess of, the sum of $5,000 per annum.

                   (iv) Majestic shall provide to Kelly short and long term
              disability insurance consistent with Majestic's insurance practices in effect from time to time.

                   (v) Kelly shall be entitled to four weeks of vacation per
              annum and sick leave per annum in accordance with Majestic's policies.

                   (vi) Kelly is entitled to an automobile allowance (for fuel, maintenance, insurance and all other automobile costs) of $700 per month during the term hereof.

                   (vii) Majestic at its cost shall provide Kelly with life
              insurance in the amount of two million, five-hundred thousand $2,500,000) dollars. Majestic has the discretion to structure such life insurance on a split dollar policy basis or such other basis as may be economically advantageous to Majestic.

                   (viii) Kelly shall be entitled to participate in Majestic's
              401(k) plan in accordance with the terms of the Plan.

              (b) The following additional provisions are effective on the Closing Date consummating the Purchase/Sale Agreement dated November 22, 2000 for the Fitzgerald assets (the "Effective Date").

                   (i) Majestic shall pay Kelly a one time signing bonus of
              one-hundred thousand ($100,000) dollars within 30 days of the Effective Date of this Agreement.

                   (ii) Majestic shall loan Kelly two-hundred thousand
              ($200,000) dollars within 30 days of the Effective Date. Such loan shall not bear interest and will be repaid in equal annual installments as a deduction from Kelly's annual bonus under Paragraph 6(b)(iii) hereof. If Kelly is terminated without cause under Paragraph 2(c) hereof, the remaining unpaid balance of this loan will be forgiven. If Kelly is terminated for cause under
              Section 2(d) hereof, the unpaid balance of this loan is immediately due and payable and shall bear interest at the rate of ten (10%) percent from the date of termination until paid in full.

                   (iii) Kelly is entitled to an annual bonus based on the
              financial performance of the annual combined operations of the four Majestic properties (Majestic Star, Gary, Indiana; the Fitzgeralds Casinos in Las Vegas, Nevada, Blackhawk, Colorado and Tunica, Mississippi), provided EBITDA of such combined operations equals or exceeds fifty-two million ($52,000,000.00) dollars. If such EBITDA is less than fifty-two million ($52,000,000.00) dollars, Kelly may receive a bonus in the sole discretion of Majestic. If such EBITDA equals or exceeds fifty-two million ($52,000,000.00) dollars, Kelly's bonus will be computed as follows: .5% of combined EBITDA from $52,000,000 to $65,000,000; .75% of combined EBITDA exceeding $65,000,000.

         7. Indemnity.

              (a) Majestic agrees to use its best efforts to purchase and maintain during the term of this Agreement a directors and officers liability insurance policy covering those liabilities which may have been or will be incurred by Kelly in the performance of his lawful duties on behalf of Majestic provided however that, if available, such insurance is at a cost Majestic believes is reasonable.

              (b) Majestic further shall indemnify and hold Kelly harmless to the full extent permitted by law against costs, expenses, liabilities and losses, including reasonable attorney's fees and disbursements, which shall be determined at Majestic's sole discretion, incurred or suffered by him in connection with his lawful services as an employee of Majestic during his term of employment under this Agreement.

         8. Severability of Covenants and Blue Penciling. If any paragraph, provision or part thereof contained in this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall then be construed and enforced as if such illegal, invalid or unenforceable provisions had never been a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. In lieu of such illegal, invalid or unenforceable paragraph, provision, or part thereof, there shall be automatically added a provision as similar in terms of the illegal, invalid or unenforceable paragraph, provision or part thereof, as may be possible, legal, valid, and enforceable.

         9. Notices. Any notice or other communication provided for in this Agreement shall be (i) personally delivered; (ii) faxed (which shall be deemed effective upon receipt), which facsimile transmission shall be followed within 48 hours by personal delivery or delivery by U.S. Mail; or (iii) delivered by U.S. Mail, first class postage prepaid:

         If to the Employer:

         Don H. Barden
         Barden Development, Inc.
         400 Renaissance Center
         Suite 2400
         Detroit, MI 48243

         Fax:  313-259-0154

         If to Employee:

         Michael E. Kelly
         1324 Elk River Circle
         Las Vegas, NV 89134

         Fax:  219-977-7811

         Either party may change its address for the purpose of receiving notices by providing written notice to the other.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Kelly's employment by Majestic.

         11. Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by Majestic and Kelly.

         12. Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

         13. Governing Law. This Agreement, and the legal relations between the parties, shall be governed by and construed as follows:

              (a) The following provisions are effective October 22, 2001:

                   (i) in accordance with the laws of the State of Michigan and any court action arising out of this Agreement shall be brought and maintained in a court of competent jurisdiction within the State of Michigan, Wayne County.

              (b) The following additional provisions are effective on the Effective Date.

                   (i) in accordance with the laws of the State of Nevada any court action arising out of this Agreement shall be brought and maintained in a court of competent jurisdiction within the State of Nevada, Clark County.

         14. Attorneys' Fees. If any arbitration or litigation shall occur between Kelly and Majestic which arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, each party in such arbitration or litigation shall bear its own expenses, including attorneys fees and costs.

         15. Arbitration. In the event of any dispute or controversy arising under or in connection with this Agreement, such dispute or controversy shall be settled exclusively by arbitration in the situs described above in Paragraph 13 in accordance with the laws of the state so specified as applied to the rules of the American Arbitration Association or its successors then in effect. The arbitration award shall be final and binding and shall be the sole remedy for any claimed breach of this Agreement except for any alleged violation by Kelly of paragraph 5 (Confidential Information) herein in which case any such dispute shall be brought before a court of competent jurisdiction in Detroit, Michigan. The expenses of any arbitration shall be born equally by Kelly and Majestic.

         16. Remedies. No party to this Agreement, in the event of a breach by the other shall be entitled to punitive or other forms of exemplary damages.

         17. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

         18. Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by both Majestic and Kelly to express their mutual interest, and no rule of strict construction will be applied against either party hereto.

         Kelly represents to Majestic that he has no other outstanding commitments inconsistent with any of the terms of this Agreement of the services to be rendered hereunder.

THE MAJESTIC STAR CASINO, LLC                        MICHAEL E. KELLY



By: /s/ Don H. Barden                                /s/ Michael E. Kelly
    -----------------------------------------        ---------------------------
Its:    President                                    Date: October 22, 2001
     ----------------------------------------             ----------------------
Date:   October 22, 2001
     ----------------------------------------